As filed with the Securities and Exchange Commission on August 9, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034
(Address of principal executive offices)
Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan
(Full title of the plan)
Mark J. Ahn, Ph.D.
President and Chief Executive Officer
Galena Biopharma, Inc.
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034
(Name and address of agent for service)
(855) 855-4253
(Telephone, including area code, of agent for service)
 Copy to:
Dale E. Short
Darren T. Freedman
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

Indicate by check mark () whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share	4,000,000 shares(2)	$2.06 (2)	$8,240,000.00(2)	$1,123.94

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (the “Plan”) in the event of a stock split, stock dividend, recapitalization or other similar change in the common stock.

(2)
Represents shares reserved for issuance pursuant to future awards under the Plan. The proposed maximum offering price per share and maximum aggregate offering price were estimated pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the $2.06 average of the high and low sale prices of Registrant’s common stock as reported on The NASDAQ Capital Market on August 5, 2013.

EXPLANATORY NOTE
This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Galena Biopharma, Inc., a Delaware corporation (the “Company”), to register 4,000,000 shares of common stock of the Company in addition to those previously registered on the Company’s Registration Statements on Form S-8 (File Nos. 333-151154, 333-153847, 333-175763 and 333-183300) filed with the Securities and Exchange Commission on May 23, 2008, October 3, 2010, July 25, 2011 and August 14, 2012, respectively, for issuance pursuant to the Company’s Amended and Restated 2007 Incentive Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of such previously filed Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel
The validity of the shares being registered hereby has been passed upon by TroyGould PC. As of the date of its opinion, that firm owned 123,491 shares of common stock of the Company.

Item 8.	Exhibits
The following exhibits are filed with or incorporated by reference in this registration statement:

4.1
Galena Biopharma, Inc. (formerly, RXi Pharmaceuticals Corporation) Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 23, 2010 (file No. 001-33958)).

4.2
Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on May 31, 2011 (file No. 001-33958)).

4.3
Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 30, 2012 (file No. 001-33958)).

4.4
Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 29, 2013 (file No. 001-33958)).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of BDO USA, LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on August 9, 2013.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Ahn, Ph.D., as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark J. Ahn	President, Chief Executive Officer (Principal Executive Officer) and Director	August 9, 2013
Mark J. Ahn

/s/ Ryan M. Dunlap	Senior Director, Finance, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)	August 9, 2013
Ryan M. Dunlap

/s/ William L. Ashton	Director	August 9, 2013
William L. Ashton

/s/ Richard Chin	Director	August 9, 2013
Richard Chin

/s/ Stephen S. Galliker	Director	August 9, 2013
Stephen S. Galliker

/s/ Sanford J. Hillsberg	Director	August 9, 2013
Sanford J. Hillsberg

/s/ Steven A. Kriegsman	Director	August 9, 2013
Steven A. Kriegsman

/s/ Rudolph Nisi	Director	August 9, 2013
Rudolph Nisi

EXHIBIT INDEX
The following exhibits are filed with this registration statement:

4.1
Galena Biopharma, Inc. (formerly, RXi Pharmaceuticals Corporation) Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 23, 2010 (file No. 001-33958)).

4.2
Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on May 31, 2011 (file No. 001-33958)).

4.3
Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 30, 2012 (file No. 001-33958)).

4.4
Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 29, 2013 (file No. 001-33958)).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of BDO USA, LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).